Exhibit 99.1


                                                   Frontier Communications
                                                   3 High Ridge Park
                                                   Stamford, CT 06905
                                                   203.614.5600
                                                   www.frontieronline.com
_______________________________________________________________________________

FOR IMMEDIATE RELEASE


Contact
David Whitehouse
Senior Vice President & Treasurer
203.614.5708


    Frontier Communications Corporation to Participate in Analyst Conference

     Stamford, Conn., November 25, 2008 - Frontier Communications Corporation (NYSE: FTR) is scheduled to participate in the upcoming 2008 UBS Global Media & Communications Conference in New York, New York. Donald Shassian, Executive Vice President & Chief Financial Officer is scheduled to present on Tuesday, December 9, 2008, at 11:00 a.m. eastern time.

UBS will automatically webcast the audio portion of the presentation live and by replay, via the UBS Investment Bank website. In order to access the webcast please visit the following URL and follow the directions below:

www.ibb.ubs.com
---------------

Click on the "Conferences" icon.

Click on the "Webcast" icon next to the 36th Annual Global Media and Communications Conference heading.

The replay of the presentation will begin 3 hours after the actual presentation, and will be available until January 9, 2009. Access to this site is public (not password protected).

About Frontier Communications:
Frontier Communications Corporation (NYSE: FTR) is one of the nation's largest rural local exchange carriers. It offers phone, Internet access, wireless Internet access, digital phone, DISH satellite TV and more in markets in 24 states. More information is available at www.frontieronline.com


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